Calculation of Filing Fee Tables
S-3
Acumen Pharmaceuticals, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.0001 par value per share	Other	10,833,331	$ 2.60	$ 28,166,660.60	0.0001381	$ 3,889.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 28,166,660.60		$ 3,889.82
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,889.82
Offering Note
[1]	(Note 1a) The registration statement to which this exhibit is attached registers the resale from time to time by certain stockholders of up to 10,833,331 shares of the Registrant's common stock, $0.0001 par value per share, that were initially issued pursuant to the Stock Purchase Agreement dated as of March 13, 2026, by and between the Registrant and the selling stockholders named in the registration statement. Pursuant to Rule 416 under the Securities Act, the registration statement also covers such additional securities that may be issued as a result of stock splits, stock dividends or similar transactions. (Note 1b) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $2.60 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on March 24, 2026 as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date